ReliaBrand® Announces The New Adiri® NxGen® Medi-Nurser™ To Assist Mom’s With The Traditionally Tricky Task Of Ensuring Their Infants & Toddlers Receive Accurate Dosages Of Medicine.

KELOWNA, BRITSH COLUMBIA -- (Marketwire) -- 01/15/13 -- ReliaBrand Inc. (OTCBB:RLIA) announced today the introduction of the “NxGen® Medi-Nurser™”, the newest innovation from their Adiri® brand of infant feeding products.  The new Adiri® NxGen® Medi-Nurser™ combines the revolutionary design and infant feeding features that helped the Adiri® Nurser become the most highly awarded baby bottle in history with the purpose-built precision and ease of use of a medicinal dosage device designed specifically for the unique needs of  infants and toddlers.  "We believe it is the ultimate hybrid design that can transform a potentially stressful requirement to give infants and toddlers accurate dosages of medicine into a normalized infant feeding experience for Mom’s and infants alike ,” ReliaBrand CEO Antal Markus stated.

Infants and children are more sensitive to medications than adults are. If given in the wrong dose, medicines can be either ineffective or harmful. Parents of infants are further challenged by the potential for the infant to refuse the medicine or spit it up at some stage in the administration of the medicine.  Some parents attempt to mix the medicine with the infant’s drink in order to attempt to disguise the taste.  But when liquid medicine is added to a bottle it may sink to the bottom or stick to the sides or infants may simply not consume the entire contents.  Any of these potential conditions can leave caregivers unsure that their child has ingested the correct dosage.

The New Adiri® NxGen® Medi-Nurser™ was specifically designed to assist parents of infants to accurately administer the correct dosage of liquid medicine when this need arises. Parents simply fill the Adiri® NxGen® Medi-Nurser™ bottle with the baby’s preferred feeding liquid.  The correct liquid medicine dosage is then drawn into the clearly marked dosage applicator.  The applicator is then inserted into the customized base of the Adiri® NxGen® Medi-Nurser™.   As the infant consumes their preferred feeding liquid, the caregiver can begin to administer the medicine by depressing the applicator.  The medicine is kept separate from the liquid contents of the baby bottle until it arrives simultaneously through a special chamber in the Nurser Nipple.

The medicine blends with the contents of the bottle in the baby’s mouth during consumption rather than mixing in the bottle.  This accomplishes the goal of helping to mask the taste of the medicine while allowing the caregiver to accurately administer the dosage.  If the infant stops feeding before all of the medicine has been administered, the caregiver knows the precise dosage of medicine the baby consumed by simply viewing the clear markings on the dosage applicator.   This allows caregivers to administer accurate medicine dosages in the less stressful environment of their normal infant feeding routine while helping to disguise unfamiliar tastes for the infant.

 “We merged the revolutionary feeding features of the Adiri® NxGen® with a precise dosage system that allows the caregiver to help disguise the taste without compromising their ability to administer or measure the dosage,” Markus continued. “This duality sets the Adiri® NxGen® Medi-Nurser™ apart from any single-purpose infant medicine dosing device,” explained Markus.  “We created a stand-alone product to encourage infant acceptance and caregiver accuracy of medicine dosages during a routine infant feeding environment” Markus concluded.

About ReliaBrand and Adiri® (www.reliabrand.com)

Located in Kelowna, B.C. Canada, ReliaBrand® is a publicly traded company listed on the OTC Bulletin Board listed under the "RLIA" trading symbol. ReliaBrand owns and manufactures the Adiri® brand of infant feeding products. Adiri® is the most highly awarded baby bottle in the history of the category with international recognition for its superior medical benefits and revolutionary design. To see Adiri® awards please click here: http://reliabrand.com/awards-in-detail or for more information please call 1-855-ADIRI4U (1-888-234-7448). All media inquiries should be directed to P3R Publicity attention Omar Cunningham.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Contacts:
P3R Publicity
Omar Cunningham
310.552.5318
omar@myp3r.com